EXHIBIT 99

PRESS RELEASE DATED JANUARY 8, 2004

LONGWOOD, FL - January 8, 2004 -- Global Business Markets, Inc. (OTCBB: GBMI) today announced a new business strategy designed to assist the Company towards achieving revenue performance goals.

In making the announcement, Global desires to reposition the Company as a designer and manufacturer of custom handmade and mass-produced electric and acoustic guitars, amplifiers and accessories. Global has a high degree of confidence that the newly announced business strategy will enable the Company to increase shareholder value.

Edward Miers, President/CEO of Global Business Markets, Inc., will utilize his past experience in the music industry to assist with the implementation of Global's recently announced business strategy. Previously in his career, Mr. Miers operated two private business ventures related to the music industry, Miers Systems, Inc., which produced Pro Audio Amplifiers, and Summit Sound, Inc., a retailer of guitars, amps and pro-audio equipment.

Additionally Mr. Miers stated, "I believe that the repositioning of the Company into an industry of which I have had past experience will enable myself as CEO to better assist with the Company's growth potential. It is my desire to assemble a solid management team to coordinate all aspects of the Company's future growth expansion. We will be focusing efforts on product design, identifying potential future business partnerships, as well as striving to meet the Company's future requirements for working capital with which to fuel the growth of the Company."

World Market Share Reporter stated that the United States ranks as the largest musical products market with a size of an estimated $6.7 billion (source Music Trades, December 2000). Additionally, U.S. Market Trends and Forecasts reported "The compound annual growth rate of the USA musical instruments market over the period 2000-2005 is predicted to be 5.3%."

Global Business Markets, Inc. wishes to capitalize upon the size of the musical products industry and the projected growth rates for the industry. The Company believes that it can design, develop and produce a quality line of custom handmade and mass-produced electric and acoustic guitars, amplifiers and accessories to capture a portion of the sizeable musical products marketplace.

Global also announced that the Company no longer has any affiliation with Suburban Capital Corporation or any of Suburban Capital Corporation's associates including, but not limited to Frank J. Custable, Jr. Global believes it was propitious to have severed any and all business relationships to Suburban Capital Corporation and affiliates.



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ABOUT GLOBAL BUSINESS MARKETS, INC.

Global Business Markets, Inc. is a development stage company focusing on design and manufacture of custom handmade and mass-produced electric and acoustic guitars, amplifiers and accessories. For more information, please contact Edward Miers, Chief Executive Officer, 3859 Wekiva Springs Road, Suite 302, Longwood, Florida 32779, phone 260-312-6789


This press release contains certain "forward-looking" statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company's ability to develop operations, the Company's ability to consummate and complete joint venture relationships, the Company's access to future capital, the Company's ability to consummate and complete acquisitions, the successful integration of acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors that may be identified from time to time in the Company's public announcements.




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